Exhibit 31.2

      Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and pursuant to Rule 13a-14b) and Rule 15d-14(b)(17 CFR 240.15d-14(b)) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code

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      In connection with the Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB of AmeriChip International Inc. (the "Company") for the period ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marc Walther, the Company's Chief Accounting Officer, certify, pursuant to 18 U.S.C. Sec.1350, as adopted pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002, and pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, that:

      1. I have reviewed the Report being filed;

      2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

      3. Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in the Report;

      4. I and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of Rule 13a-14) for the Company and have:

            i. Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

            ii. Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Report ("Evaluation Date"); and

            iii. Presented in the Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

      5. I and the other certifying officers have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

            i. All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

            ii. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

      6. I and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Dated:  March 15, 2005
                                    /s/ Marc Walther
                                    ------------------------
                                    Marc Walther,
                                    Chief Accounting Officer